UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2020

ABRAXAS PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Nevada	1-16071	74-2584033
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

18803 Meisner Drive San Antonio, Texas	78258
(Address of principal executive offices)	(ZIP Code)

(Registrant’s telephone number, including area code) (210) 490-4788

None

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	AXAS	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Waiver and Amendment No. 10 to Third Amended and Restated Agreement

On June 25, 2020, Abraxas Petroleum Corporation (“Abraxas”) (NASDAQ:AXAS) and its subsidiary guarantors entered into the Waiver and Amendment No. 10 to Credit Agreement (the “1L Amendment”) with Société Générale, as administrative agent and issuing lender, and the lenders party thereto, pursuant to which the parties agreed to, among other things, waive Abraxas’ designated events of default with respect to its first lien credit facility and amend certain covenants and payment provisions of the Third Amended and Restated Credit Agreement, dated June 11, 2014, as amended, (the “1L Credit Agreement”).  A copy of the 1L Amendment is attached to this report as Exhibit 10.1. The 1L Credit Agreement, as amended, including as amended by the 1L Amendment, is referred to herein as the “First Lien Credit Agreement”.

Due to the unprecedented conditions surrounding the outbreak and spread of the COVID-19 coronavirus pandemic, the recent decline in oil prices, and related geopolitical developments, Abraxas failed to file its Annual Report on Form 10-K for the period ended December 31, 2019 no later than 90 days after the end of such fiscal year, which resulted in violations of certain covenants under the 1L Credit Agreement (as in effect prior to the 1L Amendment).  Subject to the terms and conditions of the 1L Amendment, Société Générale and each of the other lenders permanently waived such events of default and agreed not to charge default interest with respect to such defaults.

The 1L Amendment modifies certain provisions of the 1L Credit Agreement, including (i) the addition of monthly mandatory prepayments from excess cash (defined as available cash minus certain cash set-asides and a $3 million working capital reserve) with corresponding reductions to the borrowing base; (ii) the replacement of total debt leverage ratio and minimum asset ratio covenants with first lien debt leverage ratio and minimum first lien asset coverage ratio covenants; (iii) the elimination of current ratio and interest coverage ratio covenants; (iv) additional restrictions on capital expenditures, outstanding accounts payable and general and administrative expenses; and (v) permission for up to an additional $25 million in structurally subordinated debt to finance capital expenditures.  Abraxas, Société Générale, and the lenders also agreed that concurrently with the effectiveness of the Amendment, the borrowing base would be adjusted from $135.0 million to $102 million and the semi-annual borrowing base mechanism removed, with the new borrowing base amount to remain in effect until the next adjustment of the borrowing base pursuant to the First Lien Credit Agreement.

The foregoing summary of the First Lien Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Lien Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Waiver and Second Amendment to Term Loan Credit Agreement

On June 25, 2020, Abraxas and its subsidiary guarantors entered into the Waiver and Second Amendment to Term Loan Credit Agreement (the “2L Amendment”) with Angelo Gordon Energy Servicer, LLC (“Angelo Gordon”), as administrative agent and issuing lender, and the lenders party thereto, pursuant to which the parties agreed to, among other things, waive Abraxas’ designated events of default with respect to its second lien credit facility and amend certain covenants and payment provisions of the Term Loan Credit Agreement, dated as of November 13, 2019, as amended, (the “2L Credit Agreement”).  A copy of the 2L Amendment is attached to this report as Exhibit 10.2.  The 2L Credit Agreement, as amended, including as amended by the 2L Amendment, is referred to herein as the “Second Lien Credit Agreement”.

Due to the unprecedented conditions surrounding the outbreak and spread of the COVID-19 coronavirus pandemic, the recent decline in oil prices, and related geopolitical developments, Abraxas failed to file its Annual Report on Form 10-K for the period ended December 31, 2019 no later than 90 days after the end of such fiscal year, which resulted in violations of certain covenants under the 2L Credit Agreement (as in effect prior to the 2L Amendment).  Additionally, Abraxas failed to maintain the required hedges under the 2L Credit Agreement with respect to the fiscal quarter ending March 31, 2020, which resulted in a violation of certain covenants under the 2L Credit Agreement (as in effect prior to the 2L Amendment).  Subject to the terms and conditions of the 2L Amendment, Angelo Gordon and each of the other lenders permanently waived such events of default and agreed not to charge default interest with respect to such defaults.

The 2L Amendment modifies certain provisions of the 2L Credit Agreement, including (i) a requirement that, while the obligations under the First Lien Credit Agreement are outstanding, scheduled payments of accrued interest under the Second Lien Credit Agreement will be paid in the form of capitalized interest or in shares of equity of Abraxas; (ii) an increase in the interest rate by 200bps for interest payable in cash and 400-500bps for interest payable in kind; and (iii) modifications to financial covenants to conform to the Second Lien Credit Agreement.

The foregoing summary of the Second Lien Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Lien Credit Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Fee Letter

On June 25, 2020, Abraxas, in connection with the 2L Amendment and to induce Angelo Gordon and the lenders to enter into the 2L Amendment, entered into the Fee Letter (the “Fee Letter”) with Angelo Gordon, pursuant to which Abraxas will (i) pay $10,000,000 exit fee to Angelo Gordon and the lenders upon maturity of the obligations under the Second Lien Credit Agreement or the earlier acceleration or payment in full; (ii) grant warrants having an exercise price of $0.01 in an amount equal to 19.9% of the fully diluted common equity of Abraxas to Angelo Gordon and the lenders; (iii) negotiate and provide an alternative financial arrangement that would afford Angelo Gordon and the lenders an economic benefit equivalent in value to the warrants if the warrants cannot be issued on terms satisfactory to Angelo Gordon; and (iv) protect the lenders by taking such reasonable steps as necessary to grant the lenders either (a) the right to appoint one member to Abraxas' Board of Directors or (b) Board observation rights reasonably satisfactory to the administrative agent.  A copy of the Fee Letter is attached to this report as Exhibit 10.3.

The foregoing summary of the Fee Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Fee Letter filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Non-Reliance on Representations and Warranties of Agreements

The First Lien Credit Agreement, the Second Lien Credit Agreement, and the Fee Letter contain representations and warranties that Abraxas made as of specific dates.  Except for their status as contractual documents that establish and govern the legal relations among the parties, none of the First Lien Credit Agreement, the Second Lien Credit Agreement, and the Fee Letter is intended to be a source of factual, business, or operational information about any of the parties thereto.  The representations and warranties were made as of specific dates, only for purposes of the proposed transactions, and solely for the respective benefit of the parties to the First Lien Credit Agreement, the Second Lien Credit Agreement, and the Fee Letter.  These representations and warranties may be subject to limitations agreed between the parties, including being qualified by disclosures between the parties.  The representations and warranties may have been made to allocate risks among the parties, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts.  Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the First Lien Credit Agreement, the Second Lien Credit Agreement, and the Fee Letter.  Moreover, information concerning the subject matter of such representations and warranties may change after the date of these representations and warranties, which may or may not be fully reflected in the parties’ public disclosures.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information set forth under Item 1.01 above hereby is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

D.	Exhibits.

Exhibit No.	Description

Exhibit 10.1	Waiver and Amendment No. 10 to Third Amended and Restated Agreement.

Exhibit 10.2	Waiver and Second Amendment to Term Loan Credit Agreement.

Exhibit 10.3	Fee Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By: /s/ Steven P. Harris

Steven P. Harris

Vice President, Chief Financial Officer

Dated: June 25, 2020